MIDAS FUND

A Special Meeting of Shareholders of the Fund ("Special Meeting") was held on April 25, 1996 pursuant to notice given to all shareholders of record at the close of business on February 15, 1996. At the Special Meeting, shareholders approved the following proposals as indicated: To Amend, in Part, and Amend and Reclassify, in Part, the Fund's Fundamental Investment Provision Regarding Lending and Investments in Repurchase Agreements Which Mature in More than Seven Days (4,560,244.28 in favor, 184,741.40 against, and 196,178.75 abstaining); To
Amend the Fund's Fundamental Investment Provision Regarding Borrowing and the Issuance of Senior Securities (4,537,071.70 in favor, 215,982.44 against, and 188,110.29 abstaining); To Amend the Fund's Fundamental Investment Provision Regarding Underwriting Securities (4,571,587.47 in favor, 160,270.99 against, and 209,305.96 abstaining); To Amend the Fund's Fundamental Investment Provision Regarding the Purchase or Sale of Real Estate (4,479,552.59 in favor, 269,055.60 against, and 192,556.25 abstaining); To Amend and Reclassify the Fund's Fundamental Investment Provision Regarding Commodities (4,557,664.55 in favor, 197,253.73 against, and 186,246.16 abstaining); To Amend and Reclassify the Fund's Fundamental Restriction Regarding Investments in Exploration or Development Programs, Such as Oil or Gas Programs (4,551,070.13 in favor, 194,217.86 against, and 195,876.44 abstaining); To Amend and Reclassify the Fund's Fundamental Investment Provision Regarding Margin Purchases and Short Sales (4,553,571.00 in favor, 202,658.87 against, and 184,934.56 abstaining); To
Amend and Reclassify the Fund's Fundamental Investment Provision Regarding Investments in Other Investment Companies (4,553,571.00 in favor, 202,658.87 against, and 184,934.56 abstaining); To Amend and Reclassify the Fund's Fundamental Investment Provision Regarding Pledging or Mortgaging its Assets (4,553,571.00 in favor, 202,658.87 against, and 184,934.56 abstaining); To Amend and Reclassify the Fund's Fundamental Investment Provision Regarding Investments in Securities of Unseasoned Issuers (4,553,571.00 in favor, 202,658.87 against, and 184,934.56 abstaining); To Amend and Reclassify the Fund's Fundamental Investment Provision Regarding Investments in Securities of a Company If Those Officers or Directors of the Fund, Who Own 1/2 of 1% or More of the Company's Securities, Own Together More than 5% of the Company's Securities (4,553,571.00 in favor, 202,658.87 against, and 184,934.56 abstaining); To Amend and Reclassify the Fund's Fundamental Investment Provision Regarding the Purchase of Restricted Securities (4,553,571.00 in favor, 202,658.87 against, and 184,934.56 abstaining); To Eliminate the Fund's Fundamental Investment Provision Regarding the Fund's Investments in a Single Issuer (4,553,571.00 in favor, 202,658.87 against, and 184,934.56 abstaining).